CONSULTING AGREEMENT

This Consulting Agreement (“the agreement “), effective as of Friday, February 09, 2007 which is entered into and by and between The Small Business Company , a Delaware Corporation (herein referred to as the company) and A.S. Austin company a (“herein referred to as the consultant”)

RECITALS

WHEREAS, company is a publicly- held corporation with its stock traded on the OTC BB Markets and,

WHEREAS, Company desires to engage the services of consultant to represent the company in the areas of investor’s communications and public relations with existing shareholders, brokers, dealers, and other investment professionals as to the company’s current and proposed activities, and to consult with management concerning such Company activities.

NOW THEREFORE, In Consideration of the promises and the mutual covenant and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1.
Term of Consultancy, Company hereby agrees to retain the consultant to act in a consulting capacity to the company and the consultant hereby agrees to provide services to the company commencing on Friday, February 09, 2007 and extending until February 08, 2008.

2.	Duties of Consultant, The consultant agrees that it will generally provide the following services through its officers and employees during the term specified in section 1:

a.	Consult and assist the company in developing and implementing appropriate plans and means for presenting the company and its business plans, strategy and persona.

b.	Introduce the company to the financial community.

c.
With the cooperation of the company, maintain an awareness during the term of this Agreement of the company’s plans, strategy and personal, as they may evolve during such a period, and consult and assist the company in communicating appropriate information regarding such plans, strategy and personnel to the financial community;

d.
Assist and consult the company with respect to its (i) relations with stockholders (ii) relations with brokers, dealers, analysts and other investment professional, and (iii) financial public generally;

e.
Perform the functions generally assigned to stockholder relations and public relations departments in major corporations, including responding to telephone and written inquiries (which may be referred to the consultant by the company); assisting in the preparation of press releases for the company with the company’s involvement and approval of all press releases, reports and communications with or to shareholders, the investment community and the general public; consulting with respect to the timing, form, distribution and other matters related to such releases, reports and communications; and at the company’s request and subject to the company’s securing its own rights to the use of its names, marks, and logos, consulting with respect to corporate symbols, logos, names, the presentation of such symbols, logos and other matters relating to corporate image.

f.
Upon the company’s direction and approval, disseminate information regarding the company to shareholders, brokers, dealers, and other investment community professional and the general investing public.

g.
Upon the company’s approval conduct meetings, in person or by the telephone, with , brokers, dealers, analyst and other investment professionals to communicate with them regarding the company’s plans, goals and activities the company in preparing for press conferences and other forums involving the media, investment professionals and the general investment public.

h.
At the company’s request , review business plans, strategies, mission statements budgets, proposed transactions and other plans for the purpose of advising the company of the public relations implications thereof; and

i.	Otherwise perform as the company’s consultant for public relations with the financial professionals.

3.
Allocation of Time and Energies. The consultant herby promises to perform and discharge faithfully the responsibilities which may be assigned to the consultant from time to time by the officers and dully authorized representatives of the company in connection with the conduct of its public relations and communication activities, so long as such activities are in compliance with the applicable securities laws and regulations. Consultant and staff shall diligently and thoroughly provide the consulting services required hereunder. Although no specific hours-per day requirement will be required, consultant and the company agree that consultant will perform the duties set forth herein above in a diligent and professional manner. The parties acknowledge and agree that a disproportionately large amount of the effort to be expended and the cost to be incurred by the consultant and the benefits to be received by the company are expected to occur within or shortly after the first two months of the effectiveness of this Agreement. It is explicitly understood that consultant’s performance of it duties hereunder will in no way be measured by the price of the company’s common stock nor the trading volume of the company’s common stock. It is also understood that the company is entering into this agreement with A.S. Austin Company or Andrew S. Austin (ASA) a Nevada Corporation and not any individual member of ASA and as such , consultant will not be deemed to have breached this Agreement if any member, officer or director of ASA leaves the firm or dies or becomes physically unable to perform any meaningful activities during the term of this agreement, provided the consultant otherwise performs its obligation under this Agreement.

4.	Remuneration. As full and complete compensation for services in this agreement, the company shall compensate ASA as follows:

4.1 For undertaking this engagement and for other good and valuable consideration, the company agrees to Issue to the consultant a “Commencement Bonus” of 300,000 shares of the company’s common stock (Common Stock) to be delivered to consultant within five (5) business days of Friday, February 09, 2007. This commencement bonus shall be issued to the consultant immediately following the execution of this agreement and shall, when issued and delivered to consultant, be fully paid and non-assessable. The company understands and agrees that consultant has foregone significant opportunities to accept this engagement and that the company derives substantial benefits from the execution of this agreement and the ability to announce its relationship with consultant. The 300,000 shares of common stock issued as a Commencement Bonus, therefore, constitute payments for consultant’s agreement to consult to the company and are nonrefundable, non-apportionable, and non-ratable retainer, such shares of common stock are not a prepayment for future services. If the company decides to terminate this Agreement prior to Friday, February 09, 2008 for any reason whatsoever, it is agreed and understood that consultant will not be requested or demanded by the company to return any of the shares of common stock paid to it as Commencement Bonus hereunder. Further if and in the event the company is acquired in whole or in part, during the term of this agreement, it is agreed and understood consultant will not be requested or demanded by the Company to return any of the 300,000 shares of common stock paid to it hereunder. It is further agreed that if at any time during the term of this agreement, the company or substantially all of the assets are merged with or acquired by another entity, or some other change occurs in the legal entity that constitutes the company, the consultant shall retain and will not be requested by the company to return any of the 300,000 shares, (Commencement Bonus)

4.2 With each transfer of shares of the common stock to be issued pursuant to this agreement ( Collectively, the “shares”), company shall cause to be issued a certificate representing the common stock and a written Opinion of counsel for the company stating that said shares are validly issued fully paid and non assessable and that the issuance and eventual transfer of them to consultant has been dully authorized by the company. Company shares issued to consultant pursuant to this agreement shall have been validly issued, fully paid and non-assessable and that the issuance and any transfer of them to consultant shall have been duly authorized by the company’s board of directors.

4.3 Consultant acknowledges that the shares of common stock to be issued pursuant to this Agreement (Collectively the “Shares”) have not been registered under the securities Act of 1933, and accordingly are “restricted securities” within the meaning of Rule 144 of the act. As such, the shares may not be resold or transferred unless the company has received an opinion of counsel reasonably satisfactory to the company that such resale or transfer is exempt from the registration requirements of the Act.

4.4 Grant of Warrants. The company shall grant and deliver to A.S.Austin Company warrants (the Warrants) to purchase up to 700,000 shares of the common stock (the Common Stock). Such warrants to be granted ratably over the term of this Agreement on the first day of each Calendar Month. The warrants shall be exercisable at any time or from time to time commencing on
The grant date at an exercise price of $0.20 per share, (Twenty Cents (US)) subject to customary stock splits and the like and payable in cash (including check, bank draft or money order).

4.5 In connection with the acquisition of the shares, hereunder, the consultant represents and warrants to the company, to the best of its/his knowledge, as follows.

a.
Consultant acknowledges that the consultant has been afforded the opportunity to ask questions of and receive answers from duly authorized officers and other representatives of the company concerning an investment in the shares and any additional information which the consultant has requested.

b.
Consultant’s investment in restricted securities is reasonable in relation to the consultant’s net worth, which is in excess of ten (10) times the consultant’s cost basis in shares. Consultant has had experience in investments in restricted and publicly traded securities, and consultant has had experience in investments in speculative securities and other investments which involve the risk of loss of investments. Consultant acknowledges that an investment in the shares is speculative and involves the risk of loss. Consultant has the request knowledge to assess the relative merits and risk of this investment without the necessity of relying upon other advisors, and consultant can afford the risk of loss of his entire investment in the shares. Consultant is (i) an accredited investor as that term is defined in Regulation D promulgated under the Securities Act of 1933, and (ii) a purchaser described in section 25102(f) (2) of the California Corporate Securities Law of 1968, as amended.

c.	Consultant is acquiring the shares for the consultants own account for long -term investment and not with a view toward resale or distribution thereof except in accordance with applicable laws.

4.6 Additionally, for a period of two years after the effective date hereof, should the company make any public offering of its securities pursuant to an effective registration statement under the securities act of 1933 or 1934 as amended? Consultant shall be entitled, and the company agrees to include in such registration any or all of the common stock given to consultant by the company as consideration hereunder (commonly referred to as “Piggyback Registration Rights”). Such piggyback registration rights include, at the consultants option registration on Form S-1. All such registration rights shall be subject to customary market stand - off and underwriter cutback provisions.

5.
Non-Assignably of services; Consultant’s services under this contract are offered to company only and may not be assigned by company to any entity with which company merges or which acquires the company or substantially all or its assets. In the event of such merger or acquisition, all compensation to consultant herein under the schedules set forth herein remain due and payable, and any compensation received by the consultant may be retained in the entirely by consultant, all without any reduction or pro-rating and shall be considered and remain fully paid and non-assessable.

Not withstanding the non-assignability of consultants services, company shall assure that in the event of any merger, acquisition or similar change in form of entity, that its successor entity shall agree to complete all obligation to consultant, including the provision and transfer of all compensation herein, and the perseveration of the value thereof consistent with the rights granted to consultant by the company herein, and to shareholders.

7. Expenses: Consultant agrees to pay for all its expenses (phone, mailing, labor, etc.) other than extraordinary items (travel required bi/or specifically requested by the company, luncheons or Dinners to large groups of investments professionals, mass faxing to a sizable percentage of the company’s constituents, investor conference calls, print advertisements in publications, etc.) approved by the company prior to its incurring an obligation for reimbursement.

8. Indemnification The Company warrants and represents that all oral communications written documents or material furnished to consultant by the company with respect to financial affairs operations profitability and strategic planning of the company are accurate and consultant may rely upon the accuracy thereof without independent investigation. The company will protect, indemnify and hold harmless consultant against any claims or litigation including any damages, liability, cost, and reasonable attorneys fees as incurred with respect thereto resulting from consultants communication or dissemination of any said information, documents or materials excluding any such claims or litigation resulting from consultants communication or dissemination of information not provided or authorized by the company.

9. Representations Consultant represents that it is not required to maintain any licenses and registrations under federal or any state regulations necessary to perform the services set forth herein. Consultant acknowledges that to the best of its knowledge the performance of services set forth under this agreement will not violate any rule or provision of any regulatory agency having jurisdiction over consultant. Consultant acknowledges that to the best of its knowledge, consultant and its officers and directors are not subject to any investigation, claim, decree or judgment involving and violation of the SEC or securities laws. Consultant further acknowledges that it is not a security Broker Dealer or a registered investment advisor. Company acknowledges that to the best of its knowledge that it has not violated any rule or provision of any regulatory agency having jurisdiction over the company. Company acknowledges that to the best of its knowledge company is not the subject of any investigation, claim, degree or judgment involving any violation of the SEC or securities laws.

10. Legal Representations The Company acknowledges that it has been represented by independent legal consul in the preparation of the agreement. Consultant represents that it has consulted with independent legal counsel and /or tax, financial and business advisors to the extent the consultant deemed necessary.

11. Status as Independent Contractor Consultant’s engagement pursuant to this agreement shall be as independent contractor, and not as an employee, officer or other agent of the company. Neither party to this agreement shall represent or hold itself out to be the employer of the other. Consultant further acknowledges the consideration provided herein above is a gross amount of consideration and that the company will not withhold from such consideration any amounts as to income taxes, social security payments or any other payroll taxes. All such income taxes and other such payment shall be made or provided for by Consultant and the Company shall have no responsibility or duties regarding such matters. Neither the company or the Consultant possess the authority to bind each other in any agreements without the express written consent of the entity to be bound.

12. Attorney’s Fee If any legal action or any arbitration or other proceeding is brought for the enforcement of interpretation of this Agreement or because of an alleged dispute, breach, default or misrepresentation in connection with or related to this agreement the successful or prevailing party shall be entitled to recover reasonable attorneys fees and other cost in connection with that action or proceeding in addition to any other relief to which it or they may be entitled.

13.Waiver: The waiver by either of a breach or any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

14. Notices: All notices, requests and other communications hereunder shall be deemed to be duly given if sent by U.S. postage prepaid, addressed to the other party at the address set forth herein below.

Company:
Contact Person: Stuart Schreiber, President & CEO
Address: 674 Via De la Valle, Suite 226
City: Solana Beach, Ca 92075

Consultant:
A.S. Austin Company/ Andrew S. Austin
1265 Avocado Blvd # 104-402
El Cajon, Ca 92020

It is understood that either party may change the address to which notices for it shall be addressed by providing notice of such a change to the other party in the manner set forth in this paragraph.

15. Choice of Jurisdiction and Venue: This agreement shall be governed by, construed and enforced in accordance with the laws of California. The parties agree that San Diego County, Ca will be the venue of any dispute and will have jurisdiction over all parties.

16. Arbitration: Any controversy or claim arising out of or relating to this agreement, or the alleged breach thereof or relating to consultants activities or remuneration under this agreement shall be binding arbitration in California. In accordance with the applicable rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator(s) shall be binding on the parties and may be entered in any court having jurisdiction as provided by paragraph 14 herein. The provisions of Title 9 of part 3 of the California Code of Civil procedure, including section 1283.05 and successor statutes, permitting expanded discovery proceedings shall be applicable to all disputes that are arbitrated under this paragraph.

17. Complete Agreement: This Agreement contains the entire agreement of the parties relating to the subject matter hereof. This Agreement and its terms may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

AGREED TO:

“COMPANY “

Date:	By:
Stuart Schreiber

“CONSULTANT” A.S. AUSTIN COMPANY

Date: Friday, February 09, 2007	By:
Andrew S. Austin, President